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                                                                     EXHIBIT 4.7

                            INTERCREDITOR AGREEMENT


        INTERCREDITOR AGREEMENT dated as of ______ __, 1994, between FIRST NATIONAL BANK OF COMMERCE ("FNBC"), as trustee (in such capacity, the "Trustee") under the Indenture dated as of ________ __, 1994 (as amended, supplemented or otherwise modified from time to time, the "Indenture") between the and Bayou Steel Corporation (the "Company") and as collateral agent (in such capacity, the "Collateral Agent") under certain of the Security Documents (as defined in the Indenture) (FNBC, in its capacities as Trustee and Collateral Agent, shall be referred to herein as the "Trustee"), and CHEMICAL BANK, a New York banking corporation, as agent (in such capacity, the "Bank Agent") under the Credit Agreement dated as of June 28, 1989 as amended and restated through November 23, 1993, among the Company, the lenders listed therein (the "Banks") and the Bank Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). FNBC and the Bank Agent are each hereinafter sometimes referred to individually as a "Collateral Agent" and collectively as the "Collateral Agents".

        The Banks will make loans (collectively, the "Revolving Loans") to the Company, secured principally by accounts receivable arising in the ordinary course of business, inventory and the proceeds thereof, as more particularly described in the Security Agreement, dated as of June 28, 1989, as amended and restated through November 23, 1993 (as amended, supplemented or otherwise modified from time to time, the "Bank Security Agreement"), between the Company and the Bank Agent for the benefit of the Banks. The Credit Agreement and the Bank Security Agreement are collectively referred to herein as the "Loan Agreements". The Company issued $75,000,000 __% First Mortgage Notes due 2001 (the "Securities") under the Indenture. The Securities are secured by the Indenture and the Security Documents (excluding this Intercreditor Agreement) (the "First Mortgage Note Security Documents"). The Indenture and the First Mortgage Note Security Documents are collectively referred to herein as the "FNBC Security Documents."

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto hereby agree as follows:

        1.    Description of Collateral; Priorities in Collateral.
              ----------------------------------------------------

     (a) The Bank Agent's security interest in the following described collateral in which it is granted a security interest pursuant to the Loan Agreements shall take priority over any right, title or interest of the Trustee, if any, in or to the following collateral: the Company's Accounts Receivable, Inventory and Proceeds in Accounts Receivable and Inventory, as such terms are defined in the Loan Agreements and below:


        (i) "Accounts Receivable" shall mean all Accounts (as defined in the Bank Security Agreement), and all rights in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to
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     stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary; provided, that Accounts Receivable shall in no event include Accounts arising other than from the sale of Inventory in the ordinary course of business.

       (ii) "Inventory" shall mean all merchandise intended for sale by the Company, or consumed in the Company's business, together with all raw materials, including, without limitation, scrap, billets, shapes, additives, alloys, fluxes, electrodes and refractories, whether now owned or hereafter acquired or arising, and all such property the sale or other disposition of which has given rise to Accounts and which has been returned to, repossessed or stopped in transit by or on behalf of the Company, except for the following (as to which the Trustee shall have priority):
     all properties, rights and interests that the Company has granted the Trustee a security interest in pursuant to the FNBC Security Documents, including, without limitation, bearings, rolls, guides and stores that relate to machinery and equipment in which the Trustee has a security interest pursuant to the FNBC Security Documents; all licenses, franchises, permits, patents, patent rights, all formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards, relating to or used in the operation of the Company's business; all trade secret rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained; and all Proceeds and Proceeds (as such terms are defined in the FNBC Security Documents) of all the foregoing excepted properties, rights and interests as to which the Trustee has priority.

     Notwithstanding the foregoing, the Bank Agent shall have the right to the use of any collateral described in the foregoing exceptions to the extent that such use is reasonably necessary to sell Inventory or to collect, sell or otherwise dispose of Accounts Receivables.

        (iii) "Proceeds" shall mean, subject to the exceptions in favor of the Trustee set forth in clause (ii) above, any consideration received from the sale, exchange, lease or other disposition of any asset or property that constitutes Accounts Receivable, Inventory or Proceeds of such property, any value received as a consequence of the possession of any Accounts Receivable, Inventory or Proceeds thereof and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Accounts Receivable, Inventory or its Proceeds.

        (b) The Trustee's security interest in all the collateral subject to the FNBC Security Documents (except collateral with respect to which the Bank Agent has priority pursuant to Paragraph 1(a) above) shall take priority over any right, title or interest of the Bank Agent, if any, in or to such collateral.
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          2.  Agreements With Respect to Collateral.
              -------------------------------------

        (a) The Bank Agent shall not exercise any right or remedy or assert any claim with respect to collateral as to which the Trustee has priority under Paragraph 1(b) and the Trustee will not exercise any right or remedy, or assert any claim with respect to collateral as to which the Bank Agent has priority under Paragraph 1(a).

        (b) If either Collateral Agent shall receive any proceeds or other amounts payable with respect to any collateral (including, without limitation, any proceeds of a sale, foreclosure, loss, damage or otherwise with respect to such collateral), which collateral, pursuant hereto, is subject to a prior security interest in favor of the other Collateral Agent, the Collateral Agent receiving such proceeds shall promptly remit the same to the other Collateral Agent.

        (c) Each of the Collateral Agents will, upon request of the other, from time to time execute and deliver or cause to be executed and delivered such further instruments and do and cause to be done such further acts as may be necessary or proper to carry out more effectively the provisions of this Agreement, provided that the Trustee need only execute or furnish such documents as the Trustee is required to furnish under the FNBC Security Documents.

        (d) The Trustee will send to the Bank Agent a copy of each notice of default it sends to Noteholders pursuant to Section 9.2 of the Indenture.

        (e) The Trustee agrees that, at any time when it has physical possession or control of the premises subject to the FNBC Security Documents or any collateral in which the Bank Agent has a security interest, it will at all times allow the Bank Agent the right, as the cost, risk and expense of the Bank Agent and so long as such right is exercised in a manner which does not damage the collateral in which the Trustee has a security interest or interfere with the other operations or the other business of the Company, to enter such premises for the purpose of repossessing, removing, selling or preparing for shipment any Inventory which is subject to the Bank Agent's security interest. In addition, the Trustee will allow the Bank Agent to store any such collateral or take the actions referred to in the preceding sentence on the Company's premises for up to six months after the date, if ever, on which the Trustee gains physical possession or control of said premises. The rights of the Bank Agent enumerated in this Paragraph (e) are effective notwithstanding any default of the Company under the Indenture or any other agreement relating thereto between the Trustee and the Company.

          3.   Applicability of Priorities.  The priorities provided for in
               ---------------------------
Section 1 of this Agreement shall apply:

          (a) without regard to the time or order of attachment or perfection of the security interests and other liens to secure either the Revolving Loans or the Securities, and without regard to the giving or failure to give notice of the acquisition of any such security interest or lien; and
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     (b) with respect to the relative priority and attachment of the security interests and liens perfected by any party hereto, or with respect to the attachment of such security interests or liens to the proceeds of the collateral in question or to the proceeds of the proceeds thereof, notwithstanding anything to the contrary in the provisions of the Uniform Commercial Code or the Bankruptcy Code of 1978, as amended, or any state bankruptcy or creditors act, and notwithstanding the giving or failure to give notice of the acquisition or expected acquisition of any property or security interest.

        4.     Notice of Default.  Each Collateral Agent agrees that if it
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declares the Company to be in default under its agreements, or makes demand for payment of all obligations thereunder, such Collateral Agent will promptly notify the other Collateral Agent of any such declaration.

        5.     No Effect on Others.  This Agreement shall not affect the rights
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of the Collateral Agents relative to the rights of any other creditors of the
Company. Nothing in this Agreement shall be construed in any way to modify or relieve the Company's obligations to perform its obligations under the Loan Agreements or the FNBC Security Documents or to modify the obligations and liabilities of the Company contained therein.

        6.     Confidentiality.  Each of the Collateral Agents agrees to keep
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confidential (and to cause its respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to either Collateral Agent (the "Information"). Notwithstanding the foregoing, each Collateral Agent shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives as need to know such Information in connection with its participation in any of the Loan Agreements or FNBC Security Documents, respectively; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (iii) to the extent such Information (A) becomes publicly available other than as a breach of this Agreement or (B) becomes available to such Collateral Agent on a non-confidential basis from a source other than the other Collateral Agent; (iv) to the extent the other Collateral Agent shall have consented to such disclosure in writing, or (v) as necessary in connection with an assignment or participation contemplated by Sections 10.04(b) and 10.04(f) of the Credit Agreement or as necessary in connection with Sections 9.10, 9.11 and
9.12 of the Indenture.

        7.     Amendments.  The Bank Agent may amend the Loan Agreements, and
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the Trustee may amend the FNBC Security Documents, without the consent of the other Collateral Agent; provided, that for the purposes of this Agreement, the capitalized terms contained in Paragraph 1(a) hereof shall have the meanings given to them on the date of this Agreement; provided, however, that any amendment to the Loan Agreements that adversely affects the interests of the Trustee and any amendment to the FNBC Security Documents that adversely affects the interests of the Banks shall not be effected without the consent of the other Collateral Agent.
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        8.  Books and Records.  In the event the Bank Agent elects to exercise
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its right to remove the Company's books and records (whether pursuant to its security interest therein or otherwise) it will do so only for the purpose of copying such books and records, and it will return the originals for the benefit of the Company (to the extent required under the Loan Agreements) or the Trustee, as the case may be.

          9.   Miscellaneous.
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        (a)    Notices.  All notices, requests, demands and other communications
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required or permitted to be given hereunder shall be deemed to have been duly given or made when delivered or telexed or if deposited in the United States mail, three days after the day of deposit, first class postage prepaid, addressed, in the case of the Bank Agent, as provided in the Loan Agreements and, in the case of the Trustee, as provided in the Indenture, or to such other address as such party may hereafter specify in a written notice to the other parties named herein.

        (b)    Amendments and Successors.  No agreement shall be effective to
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amend, supplement or discharge in whole or in part this Agreement unless such agreement is in writing, signed by the Collateral Agents. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

        (c)    Severability.  Any provision of this Agreement which is
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prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        (d)    Termination.  This Agreement shall terminate upon the payment in
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full of all amounts outstanding under the Loan Agreements and other obligations of the Company incurred thereunder or the payment in full of the Securities and other obligations of the Company incurred thereunder.

        (e)    Headings.  The headings in this Agreement are for convenience of
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reference only and shall not define or limit the terms thereof.

        10.     GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
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THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        11.     Submission To Jurisdiction; Waivers.  Each of the Collateral
                  -----------------------------------
Agents hereby irrevocably and unconditionally:

          (i) submits for itself and its property in any legal action or proceeding relating to this Agreement to which it is a party, or for recognition and
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     enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Collateral Agent at its address set forth in the Indenture or the Loan Agreements, respectively, or at such other address of which the other Collateral Agent shall have been notified pursuant hereto;

          (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

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        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers as of the date first above written.

                              CHEMICAL BANK, as Agent


                              By___________________________
                                Title:


                              FIRST NATIONAL BANK OF COMMERCE,
                                as Trustee


                              By___________________________
                                Title: